Exhibit 23.3

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

We consent to the incorporation by reference into the Registration Statement on Form S-8 of Enterprise Products Partners L.P. listed therein of our reserve report dated as of December 31, 2001, which is included in the Current Report on Form 8-K of Enterprise Products Partners L.P. filed with the Securities and Exchange Commission on April 20, 2004.

Netherland, Sewell & Associates, Inc.

By:	/s/ Frederic D. Sewell
Frederic D. Sewell Chairman and Chief Executive Officer

Dallas, Texas
May 19, 2004